THOMAS INDUSTRIES INC.

                            1995 INCENTIVE STOCK PLAN

                    (AS AMENDED AND RESTATED APRIL 15, 1999)



         1. Purpose. The Thomas Industries Inc. 1995 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Thomas Industries Inc. (the "Company") and its subsidiaries, by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

          2. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "Committee"), appointed by the Board from among its members consisting of two or more non-employee Directors as set forth in Securities and Exchange Commission Regulation Section 240.16b-3 ("Rule 16b-3") or any successor regulation.

         3. Participants. Participants will consist of such key employees (including officers) of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person


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to receive a Benefit in any other year or, once designated,  to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

         4. Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Stock Awards and Performance Share Awards; and (e) Tax-Offset Bonus Rights; all as described below.

         5. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 827,302 shares of Common Stock, which may be authorized but unissued or treasury shares. In addition, any shares of Common Stock remaining available for Benefits under the Company's 1987 Incentive Stock Plan, as amended, (the "1987 Plan") on the date of the 1995 annual meeting of shareholders of the Company and any shares of Common Stock subject to Benefits under the Company's 1987 Plan on such date which thereafter lapse, expire or are terminated shall thereafter be available for Benefits hereunder. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum


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number of option  shares which may be awarded to any  participant  in any fiscal year during the term of the Plan is 50,000 shares. No more than 100,000 shares may be issued as Stock Awards not based on performance goals during the term of the Plan. Any shares subject to stock options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options or rights prior to issuance of the shares or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company without consideration pursuant to rights reserved by the Company upon issuance thereof.

         6. Stock Options. Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Common Stock of the Company owned by the participant for a period of at least six months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Non-qualified Stock Options shall be exercisable


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not later than fifteen years after the date they are granted and Incentive Stock
Options shall be exercisable not later than ten years after the date they are granted. In the event of termination of employment, all stock options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000. The Committee may provide, either at the time of grant or subsequently, that a stock option include the right to acquire a replacement stock option upon exercise of the original stock option (in whole or in part) prior to termination of employment of the participant and through payment of the exercise price in shares of Common Stock. The terms and conditions of a replacement option shall be determined by the Committee in its sole discretion.

         7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any stock options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:





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                  (a) A Stock  Appreciation  Right  relating to an option may be made part of such option at the time of its grant or at any time thereafter.

                  (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a stock option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any stock option, such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

                  (c) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable more than fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.



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         8. Stock Awards and Performance Share Awards. Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for services to the Company and its subsidiaries. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time.

                  The Committee may award performance shares (which may include dividend equivalents) to participants subject to such terms and conditions as the Committee determines appropriate. Performance shares may be earned in whole or in part if certain goals established by the Committee are achieved over a period of time designated by the Committee, which may include overlapping performance periods. The goals established by the Committee may be based on business criteria selected by the Committee including total shareholder return, economic value added, net income, return on equity or assets, earnings per share, cash flow and cost control. The maximum number of performance shares payable for a performance period to any participant that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1954 shall not exceed 20,000.


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         9. Tax-Offset Bonus Rights. The Committee, in its sole discretion,  may grant Tax-Offset Bonus Rights with respect to Non-qualified Stock Options. Such Tax-Offset Bonus Rights may be granted to a participant at the time of the grant of the related Non-qualified Stock Option or subsequent thereto, but only with respect to the related Non-qualified Stock Option. A Tax-Offset Bonus Right shall entitle the participant to receive from the Company or a subsidiary upon exercise of the related Non-qualified Stock Option an amount in cash equal to
(1) the excess, if any, of the aggregate fair market value of shares acquired by the exercise of a Non-qualified Stock Option on the date of exercise over the aggregate purchase price of the shares acquired by such exercise, multiplied by
(2) a fraction, the numerator of which is not more than the maximum marginal individual income tax rate, and the denominator of which is one minus such rate. The Committee shall determine all of the terms and provisions of any Tax-Offset Bonus Right including but not limited to the date of grant, the term, the effect of employment termination and death. No Tax-Offset Bonus Right shall be assignable or transferable except to the extent the Committee permits such Tax-Offset Bonus Right to be assigned by will or through the laws of descent and distribution.



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         10.      Adjustment Provisions.

                  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee may also provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

                  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                  (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for


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different  securities,  cash or other property,  or any combination  thereof (an
"Acquisition"):

                         (i) any  participant  to whom a stock  option  has been
granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

                         (ii) any participant to whom a Stock Appreciation Right
has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.




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         The term "Acquisition  Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

         11. Nontransferability. Each Benefit granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant, each Benefit theretofore granted to him shall be exercisable within the period after his death established by the Committee at the time of grant (but not beyond the stated duration of the Benefit) and then only:

                  (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased participant was entitled to do so at the date of his death.

Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of the Benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships


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for the benefit of such persons  subject to such terms and  conditions as may be established by the Committee.

         12. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock
Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Benefits in the event of a change of control of the Company, provisions for the payment of the value of the Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

         13. Rules. The Committee may establish such rules and regulations as it considers desirable for the administration of the Plan.

         14. Manner of Action by Committee. A majority of the members of the Committee qualified to act on a question may act by meeting or by writing signed without meeting and may execute,


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or  delegate  to one of its  members  authority  to execute  any  instrument  or document required. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

         15. Fair Market Value. For purposes hereof, fair market value of Common Stock shall be the closing sale price for the Company's Common Stock as reflected in the New York Stock Exchange Composite Transaction Quotations for the date of calculation (or on the next preceding trading date if Common Stock was not traded on the date of calculation).

         16. Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Benefit if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options or other Benefits under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.


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         17. Tenure.  A  participant's  right,  if any, to continue to serve the
Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

         18. Amendment and Termination. The terms and conditions applicable to any Benefit granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, stock options or other Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any Benefit previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price, if any, of Common Stock which may be made subject to the Benefits under the Plan; or (iii)



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modify the requirements as to eligibility for Benefits under the Plan.  However, the Board of Directors may amend the Plan in any respect without shareholder approval if shareholder approval is not then required to comply with Rule 16b-3 or other similar requirements.

         19. Shareholder Approval. The Plan was approved by the shareholders of the Company on April 15, 1995 and amended and restated by the Board of Directors on December 11, 1996. An amendment to Section 5 of this Plan was approved by the shareholders on April 15, 1999. This Plan shall continue in effect until terminated by the Board pursuant to Section 18; provided, however, that no Incentive Stock Option shall be granted more than ten years after the date of the adoption of this Plan by the Board (February 9, 1995).